                                                                         (m)(2)
                         SHAREHOLDER SERVICES AGREEMENT

         THIS SHAREHOLDER SERVICES AGREEMENT (THE "AGREEMENT") is made as of _____________ 2008, by__________________, a___________________ company
("Company") having an address at __________________________ , on behalf of __________________________ Funds., ("Fund Company") and
__________________________ a __________________ company, having an address at
_______________________________ ("Service Provider") (collectively, the
"Parties").

         WHEREAS, the Company is a Transfer Agent registered with the Securities and Exchange Commission (the "SEC") and provides services as transfer agent, dividend disbursing agent and shareholder servicing agent to the Fund Companies (each a "Fund") listed on SCHEDULE A annexed hereto, as may be amended from time to time;

         WHEREAS, the Fund Company is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and currently offers for public sale shares of common stock ("Shares") in the separate series of the Fund Company listed on Schedule A, as may be amended from time to time;

         WHEREAS, the Service Provider, directly or through its affiliates, subsidiary or designee (collectively, the "Service Provider") provides shareholder support services (the "Services"), that may include, but are not limited to, some or all of the Services contained in SCHEDULE B annexed hereto for the underlying clients and/or defined contribution plan participants (the "Clients") of Service Provider's Institutional Customer which may include, banks, third party administrators, broker-dealers and registered investment advisors (the "Customers");

         WHEREAS, Company desires to engage Service Provider to provide the Services to the Clients of the Customers, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

                                   AGREEMENT

         1. Incorporation of the Rules of the NSCC . The Rules & Procedures Manual of the NSCC, including the rules and procedures applicable to the utilization of the Defined Contribution Clearing and Settlement System, as amended from time to time (the "Procedures), are hereby made a part of this Agreement as if fully set forth herein and shall be a part of each trade cleared by Service Provider on behalf of or at the request of the Company. Notwithstanding the contrary provisions of Sections 4 and 5 hereof, the Procedures applicable to the transmission of information and instructions, and the settlement of transactions, shall be followed in all instances. Sections 4 and 5 shall apply as the operational procedures for this Agreement only in the event that the NSCC is unavailable for whatever reason.

         2. Term. The term of this Agreement shall commence on the date hereof and shall continue until the earliest to occur of the following (the "Termination Date"):

            (A) This Agreement is terminated by mutual written consent of the parties hereto. Consent shall not be unreasonably withheld by either Party hereto;

            (B) This Agreement is terminated upon the occurrence of the following: (i) the occurrence of a material breach by the Company of any of its representations, warranties, covenants or agreements hereunder, and (ii) the failure to cure such breach by Company for 60 (Sixty) days following receipt of notice to Company of such breach;

            (C) This Agreement is terminated upon the occurrence of the following: (i) the occurrence of a material breach by Service Provider of any of its representations, warranties, covenants or agreements hereunder, and (ii) the failure to cure such breach by Service Provider for 60 (Sixty) days following receipt of notice to Service Provider of such breach; or

            (D) The first anniversary of the date of this Agreement; provided that, this Agreement shall be automatically renewed for successive one (1) year terms unless (i) either party not less than 30 days prior to the expiration date of the initial term or any renewal term notifies the other party in writing that the Agreement will not be renewed or (ii) the Agreement is otherwise terminated pursuant to (A) (B) or (C) above.

         The termination of this Agreement shall not relieve either Party of any obligation hereunder that accrued prior to such termination.

         3. Services Provided by the Service Provider. Service Provider agrees to provide various types of Services with respect to a Fund's Shares. Such Services may include those items that are enumerated in SCHEDULE B attached hereto. Company hereby appoints Service Provider as its agent for the sole and limited purpose of accepting purchase, exchange or redemption orders for mutual fund shares (the "Shares") purchased, exchanged or redeemed by the Client ("Orders"). Service Provider hereby accepts its appointment on the terms and conditions set forth herein. Notwithstanding anything in this Agreement to the contrary, Service Provider shall not be acting as agent for Company in any manner whatsoever, except in accepting such Orders.

         4. Information Provided by the Company. (a) The Company agrees to provide to the Service Provider on each business day that the New York Stock Exchange ("NYSE") is open for business (the "Business Day") with (i) net asset value information as determined at or about the close of trading (currently 4:00 P.M. Eastern Time ("ET") on the NYSE or at such other time at which the Fund's net asset value is calculated as specified in each Fund's current prospectus (the "Close of Trading"); (ii) dividend and capital gains distribution information as it becomes available; (iii) in the case of income Funds, the daily accrual for interest rate factor (mil rate); and (iv) any other information that the Service Provider needs to perform the Services listed in SCHEDULE B. The Company will provide net asset value information, and income accrual, dividend payment and capital gains information to the Service Provider by 9:00 P.M. ET on each Business Day.

         (b) The Company will provide the Service Provider with (i) a confirmation with respect to each instruction as defined below, to the Service Provider under Section 5 herein no later than the start of trading of the NYSE on the Business Day following the date on which the instruction is deemed to be received by the Company; (ii) share positions for each Fund on each Business Day; (iii) quarterly statements detailing activity in each Account within fifteen Business Days after the end of each quarter; and (iv) such other reports as may be reasonably requested by the Service Provider.


         5. Instructions and Settlement. (a) Instructions to purchase and redeem Shares by the Company for Service Provider shall be effected as provided in this Section 5. The Service Provider shall transmit to the Company instructions to purchase or redeem Shares of the Funds for accounts that have been or will be opened with the Funds for the Clients (the "Instructions").

         (b) The Service Provider will facilitate the clearing for the purchase and redemption of trades of various mutual fund shares (the "Trades") in accordance with the Rules of the NSCC. Purchases and redemptions for the Plans shall be made at the net asset value determined as of the Close of Trading on the Business Day that an Instruction to purchase or redeem shares is received by the Service Provider, provided that (i) Service Provider receives Instructions from Participants or Plan Representatives prior to the Close of Trading on that Business Day; and (ii) the Company receives the Instructions from the Service Provider by 6:00 A.M. ET on the next following Business Day. Instructions received by the Service Provider from Participants or Plan Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. The Service Provider has in place and at all times during the term of this Agreement will maintain, internal controls reasonably designed to prevent Participant and Plan orders received after the Close of Trading on a Business Day from being aggregated with orders properly received before that time.

         (c) Payment for net purchases of Shares attributable to all Instructions executed for the Accounts on a given Business Day will be wired by the Service Provider no later than 3:00 P.M. ET on the next Business Day to a custodial account designated by the Company. The Company agrees that payment for redemptions of Shares attributable to all Instructions executed for the Accounts on a given Business Day will be wired by the Company on the next Business Day no later than 3:00 P.M. ET to an account designed by the Service Provider.

         6. Compensation to Service Provider. The Service Provider will receive a fee as listed in SCHEDULE C in consideration for the services provided pursuant to this Agreement.

         7. Representations, Warranties and Covenants.

            (A) Each of the Parties represents and warrants to the other as follows:

                (1) Such Party is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business in each other jurisdiction where it is required to be so qualified;

                (2) This Agreement has been duly authorized and executed by such Party, and represent the legal, valid and binding obligations of such Party, enforceable against such party in accordance with their respective terms;

                (3) The execution, delivery and performance by such Party of the Agreement does not violate, conflict with or constitute a breach of any provision of any Federal, state or local law applicable to such Party, the organizational documents of such Party or any material agreement, contract, consent decree, order or other instrument to which such Party is a Party or by which such Party is bound;

                (4) Other than a consent previously obtained, no consent or other action of any third party is necessary for such Party to execute, deliver or perform under the Agreement;

                (5) The Parties are not affiliated with each other in any way. Neither will represent or imply in any way that either Party has any relationship with the other Party except as described in this Agreement. Neither Party will use the other's name in advertising or marketing material, or otherwise, without the other's prior written consent, except that each party may use the name of the other as may be necessary in their respective regulatory filings; and

                (6) At all times, the Parties shall comply with all federal and state laws and regulations, including, but not limited to, the Investment Company Act of 1940, the Securities Act of 1933, the Securities and Exchange Act of 1934 and the Employee Retirement Income Security Act (all as amended).

            (B) The Company represents, warrants, and covenants that:

                (1) The Company is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business in each other jurisdiction where it is required to be so qualified;

                (2) The Funds are series of investment companies registered under the '40 Act and Shares sold by the Funds are, and will be, registered under the '33 Act;

                (3) Except as indicated on Schedule A, Shares of the Funds are properly registered with the U.S. Securities and Exchange Commission and all regulatory requirements necessary to permit Shares to be sold in accordance with the terms of this Agreement have been satisfied for all fifty states and the District of Columbia. The Company will notify the Service Provider immediately if there is any change in the registration or qualification for sale of any Shares; and

                (4) The Service Provider is not responsible for any information contained in any prospectus, registration statement, annual report, proxy statement, or item of advertising, marketing material or any other document prepared by the Company or its affiliate that relates to any Fund.

            (C) Service Provider represents, warrants and covenants that:

                (1) To the extent Service Provider engages one or more third parties (including any of its affiliates or designees) to act as subcontractor(s) or agent(s) ("Subcontractor") to perform the Services required by this Agreement, Service Provider represents it has determined that each such Subcontractor is capable of performing the Services, and that Service Provider will take such measures as may be necessary to ensure that such Subcontractors perform the Services in accordance with the terms of this Agreement and applicable law. All references to Service Provider in this Agreement shall also cover Subcontractors to the extent that Services are provided by Subcontractors.

         8. Indemnification. (a) The Company does hereby agree to indemnify, defend and hold harmless the Service Provider its affiliates, subsidiary, parent company, officers, managers, representatives, and employees (collectively, the "Service Provider Parties") from and against any claims, liabilities, costs, attorneys' fees and legal costs, expenses, indirect or direct losses, damages and penalties (collectively, "Costs") incurred by any such Service Provider Party arising from or relating to (A) any breach by the Company of any representation, warranty, agreement or other obligation contained in this Agreement; (B) such Service Provider acting in accordance with any instructions given by or on behalf of the Company and/or Plan for the Funds; (C) any untrue statement or alleged untrue statement of material fact contained in the Company registration statement, prospectus of the Funds, any sales literature of the Funds or any other document prepared by the Company Parties or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (D) any error or omission by the Company and/or Plan in an Instruction that results in Costs; and (E) such Service Provider's Party's investigation, preparation or defense of any of the foregoing.

         (b) The Service Provider does hereby agree to indemnify, defend and hold harmless the Company its affiliates, parent company, officers, managers, representatives, and employees (collectively, the "Company Parties") from and against any Costs incurred by any such Company Party arising from or relating to (A) any breach by the Service Provider of any representation, warranty, agreement or other obligation contained in this Agreement; and (B) such Company Party's investigation, preparation or defense of any of the foregoing.

         The provisions of this Section 8 shall survive the termination of this Agreement.

         9. Non-Exclusivity. Both Parties may enter into other similar Servicing Agreements with any other person or persons without the other's consent.


         10. Amendment and Waiver. Any of the terms of this Agreement may be waived, amended or modified in whole or in part only by a writing signed by the Parties hereto. No failure of any Party to insist upon strict performance of any provision of this Agreement shall constitute a waiver.

         11. Entire Agreement. This Agreement, together with its accompanying schedule(s), constitutes the entire Agreement between the Parties with respect to the subject matter herein and there are no agreements, representations or warranties between the Parties other than those set forth or provided for herein.

         12. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to the principles of conflicts of law thereof.

         13. Liability; Acts Beyond Control. Notwithstanding anything herein to the contrary, Service Provider shall not be liable to the Company for any act or omission of Service Provider provided that Service Provider acted in good faith, unless such conduct was found to constitute gross negligence or willful misconduct. Service Provider shall not be liable for undertaking any act on instructions from the Company or for failing to act in the absence of such Instructions. Service Provider shall be entitled to conclusively rely on the authenticity of any notice or other communication received from the Company so long as Service Provider reasonably believes the notice or other communication to be genuine. Under no circumstances shall Service Provider be liable to the Company for (A) any losses or unrealized gains resulting from Instructions not authorized on a timely basis, or (B) any indirect, incidental, special, consequential or punitive damages, including without limitation any damages claimed as a result of lost profits.

         Service Provider shall not be responsible for losses caused directly or indirectly by conditions beyond its reasonable control, including but not limited to war, natural disaster, government or NSCC restrictions or changes, exchange, market or NSCC rulings, strikes, interruptions of communications or data processing services, or disruptions in orderly trading on any exchange or market. The Parties acknowledge that unforeseen circumstances may temporarily prohibit Service Provider from performing its services under the NSCC system.

         The provisions of this Section 13 shall survive the termination of this Agreement.

         14. Arbitration. Company, and its affiliates, officers, directors, representatives and employees (collectively, the "Company Parties") hereby agree to settle by arbitration any controversy between Company and Service Provider or any of its affiliates, officers, directors, representatives, and employees, (collectively, the "Service Provider Parties") which controversy arises out of this Agreement or any related agreement or the transactions contemplated hereby and thereby between Company and Service Provider. Such arbitration will be conducted in Milwaukee, Wisconsin, by, and according to the securities arbitration rules then in effect of, the NASD Code of Arbitration Procedure. Arbitration may be initiated by serving or mailing a written notice.

         The Parties acknowledge the following with respect to this arbitration clause:

            (A) Arbitration is final and binding on the Parties;

            (B) The Parties are waiving their right to seek remedies in court, including the right to a jury trial;

            (C) Pre-arbitration discovery is generally more limited than and different from court proceedings;

            (D) The arbitrators' award is not required to include factual findings or legal reasoning and any Party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited; and

            (E) The panel of arbitrators will typically include arbitrators who were or are affiliated with the securities industry.

         Any award the arbitrator makes will be final, and judgment on it may be entered in any court having jurisdiction. The prevailing Party shall be entitled to reasonable attorneys' fees together with any costs and expenses. This arbitration agreement shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act.

         This arbitration provision shall survive: (i) termination or changes in the Agreement; and (ii) the bankruptcy of any Party. If any portion of this arbitration provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

         15. Assignment by Service Provider. Service Provider without the consent of the Company may assign its rights and obligations under this Agreement to any subsidiary, affiliate or successor by merger or consolidation upon written notice to Company. The Company may not assign its rights and obligations under this Agreement without the written consent of Service Provider.

         16. Attorneys' Fees. In any arbitration, or other proceeding by which one Party either seeks to enforce its rights under this Agreement (whether in contract, tort or both) or seeks a declaration of any rights under this Agreement, the prevailing Party shall be awarded reasonable attorneys' fees, together with any costs and expenses, to resolve the dispute and enforce the final judgment.

         17. Notice. Any notice, demand, consent, election, offer, approval, request or other communication (collectively, a "Notice") required or permitted under this Agreement must be in writing and either delivered personally, by a nationally recognized overnight courier, or sent by certified or registered mail, postage prepaid, return receipt requested. A Notice must be addressed to a Party as follows:


         if to Service Provider, to



                  Attention:

         if to Company, to



                  Attention:

         A Notice delivered personally will be deemed given only when acknowledged in writing by the party to whom it is delivered. A Notice delivered via a nationally recognized overnight courier shall be deemed given as of the next Business Day after it is sent. A Notice that is sent via mail will be deemed given three (3) Business Days after it is mailed. The address specified by a party above for notices to be sent may be changed by such party by written notice to the other party.

         18. Severability. Should any provision of this Agreement be held invalid or unenforceable by any arbitrator, statute, rule or otherwise, the remaining provisions of this Agreement will continue in full force and effect. Upon such determination that provision is invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

         19. Anti-Money Laundering Program. Service Provider represents and warrants that it has adopted an anti-money laundering program ("AML Program") that complies with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any future amendments (the "PATRIOT Act," and together with the Bank Secrecy Act, the "Act"), the rules and regulations under the Act, and the rules, regulations and regulatory guidance of the SEC, the Financial Industry Regulatory Authority ("FINRA") or any other applicable self-regulatory organization (collectively, "AML Rules and Regulations"). Service Provider further represents that its AML Program, at a minimum, (1) designates a compliance officer to administer and oversee the AML Program, (2) provides ongoing employee training, (3) includes an independent audit function to test the effectiveness of the AML Program, (4) establishes internal policies, procedures, and controls that are tailored to its particular business, (5) will include a customer identification program for its institutional customers consistent with the rules under section 326 of the Act, (6) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (7) provides for screening all new and existing customers against the Office of Foreign Asset Control ("OFAC") list and any other government list that is or becomes required under the Act, and (8) allows for appropriate regulators to examine Service Provider's AML books and records.

         20. Market Timing. Service Provider represents that it has and will maintain policies and procedures to help assist the funds in identifying any market timing transaction that contravenes the restrictions or prohibitions on market timing, if any, as found in the then current Funds' prospectus and/or statement of additional information.

         21.Shareholder Information Agreement. If the Service Provider is a "financial intermediary" other than a "indirect financial intermediary" each as defined in Rule 22c-2, Service Provider agrees to enter into the Rule 22c-2 Shareholder Information Agreement, substantially in the form attached hereto, with Company contemporaneously with the execution of this Agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.


                                                     SERVICE PROVIDER

                                            By:
                                                -------------------------------
                                            Name:
                                            Title:



                                            COMPANY


                                            By:
                                                -------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE A
                                   THE FUNDS



Funds and Cusips

                                           TICKER            CUSIP
-------------------------------------------------------------------------------

                                   SCHEDULE B
                                  THE SERVICES

         Services provided may include, but are not limited to, some or all of the following:

            (A) processing dividend and distribution payments from the Funds;

            (B) providing periodic statements showing their positions in the
                Shares or share equivalents;

            (C) arranging for bank wires;

            (D) responding to routine inquiries from authorized representatives of the Customers relating to Services performed by Service Provider;

            (E) providing sub-accounting with respect to the Shares or the information necessary for sub-accounting;

            (F) if required by law, forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices);

            (G) forwarding proxy statements and proxies containing any proposals regarding this Agreement or the Customer related hereto;

            (H) aggregating and processing purchase, exchange and redemption requests with the Funds and placing net purchase, exchange and redemption orders with the Funds ;

            (I) providing a service that invests the assets of their accounts in the Shares pursuant to specific or pre-authorized instructions;

            (J) establishing and maintaining accounts and records relating to transactions in the Shares;

            (K) assisting the Company and/or the Funds in changing dividend or distribution options, account designations and addresses; and

            (L) other similar services if requested by the Company.

                                   SCHEDULE C
                                  COMPENSATION

Capitalized terms used in this Schedule have the meanings given them in the Agreement to which this SCHEDULE C is annexed.


Annual rate of up to 0.00 % of the average daily net asset value of Fund's shares held of record by you from time to time on behalf of Customers.